FORM 8-K



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


         Date of Report (Date of earliest event reported): July 22, 2003



                          THE HARTCOURT COMPANIES INC.
             (Exact name of registrant as specified in its charter.)


                                      Utah
                    (State of incorporation or organization)


                                    001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


              15165 Ventura Blvd. Suite 400 Sherman Oaks, CA 91403
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (626) 844 2437

Item 1.         Changes in Control of Registrant

           None


Item 2.         Acquisition or Disposition of Assets

                         On June  26th,  2003,  The  Hartcourt  Companies,  Inc.
                  ("Hartcourt"), a Utah Corporation (Registrant), signed a definitive agreement to sell all its interest in SyndicateAsia Ltd. ("SA") to Yee Fu Laser Company Limited ("Yee"), a Hongkong corporation, for a total consideration of US$20. In addition, Hartcourt will be granted an option to purchase up to 49 percent of Yee for a total price of US$10. The option is valid for 36 months from the date of this Agreement.
                         On June  26th,  2003,  Hartcourt  signed  a  definitive
                  agreement to sell all its interests in StreamingAsia Ltd. to Yee, for a total consideration of US$10. In addition, Hartcourt will be granted an option to purchase up to 49 percent of Yee for a total price of US$10. The option is valid for 36 months from the date of this Agreement.
                         On June  26th,  2003,  Hartcourt  signed  a  definitive
                  agreement to sell 100 ordinary shares of LogicSpace Asia Ltd. ("LS") to Yee, for a total consideration of US$11.
                         The  above  three  companies   provides   comprehensive
                  real-time audio and video delivery (Streaming Media) solutions along with Internet consulting and web application development for businesses, professionals, organizations, web sites and content publishers.


Item 3.         Bankruptcy or Receivership

           None


Item 4.         Changes in Registrant's Certifying Accountant

           None

Item 5.         Other Events

           None


Item 6.         Resignation of Registrant's Directors

           None

Item 7.         Financial Statements and Exhibits

           None

Item 8.         Change in Fiscal Year

           None



                                    SIGNATURE


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE HARTCOURT COMPANIES INC.



Dated: July 22, 2003                            By: /s/ David Chen
                                                ------------------
                                                David Chen
                                                Chief Executive Officer